EXHIBIT 11

                      METROMEDIA INTERNATIONAL GROUP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        THREE MONTHS ENDED
                                                                                             JUNE 30,
                                                                                      ----------------------
                                                                                         1999        1998
                                                                                      ----------  ----------
Loss per common share--Basic (A):
  Continuing operations.............................................................  $  (11,607) $  (22,189)
  Cumulative convertible preferred stock dividend requirement.......................      (3,752)     (3,752)
                                                                                      ----------  ----------
  Continuing operations attributable to common stock shareholders...................     (15,359)    (25,941)
  Discontinued operations...........................................................          --       5,267
                                                                                      ----------  ----------
  Net loss attributable to common stock shareholders................................  $  (15,359) $  (20,674)
                                                                                      ----------  ----------
                                                                                      ----------  ----------

Weighted average common stock shares outstanding during the period..................      69,151      69,046
                                                                                      ----------  ----------
                                                                                      ----------  ----------

Loss per common share--Basic:
  Continuing operations.............................................................  $    (0.22) $    (0.38)
  Discontinued operations...........................................................          --        0.08
                                                                                      ----------  ----------
  Net loss..........................................................................  $    (0.22) $    (0.30)
                                                                                      ----------  ----------
                                                                                      ----------  ----------

                                                                                         SIX MONTHS ENDED JUNE
                                                                                                  30,
                                                                                         ----------------------
                                                                                            1999        1998
                                                                                         ----------  ----------
Loss per common share--Basic (A):
  Continuing operations................................................................  $  (22,877) $  (45,152)
  Cumulative convertible preferred stock dividend requirement..........................      (7,504)     (7,504)
                                                                                         ----------  ----------
  Continuing operations attributable to common stock shareholders......................     (30,381)    (52,656)
  Discontinued operations..............................................................          --       5,267
                                                                                         ----------  ----------
  Net loss attributable to common stock shareholders...................................  $  (30,381) $  (47,389)
                                                                                         ----------  ----------
                                                                                         ----------  ----------

Weighted average common stock shares outstanding during the period.....................      69,137      68,810
                                                                                         ----------  ----------
                                                                                         ----------  ----------

Loss per common share--Basic:
  Continuing operations................................................................  $    (0.44) $    (0.77)
  Discontinued operations..............................................................          --        0.08
                                                                                         ----------  ----------
  Net loss.............................................................................  $    (0.44) $    (0.69)
                                                                                         ----------  ----------
                                                                                         ----------  ----------

------------------------

(A) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three and six months ended June 30, 1999 and 1998, the Company had a loss from continuing operations.